Exhibit 99.1

PUBLIC SIDE

MANDATORY PREPAYMENT NOTICE

     Reference is made to the Second Amended and Restated Credit and Guaranty Agreement dated as of October 28, 2009 by and among CIT GROUP INC., a Delaware corporation (“Company”), certain Subsidiaries of Company, as borrowers (together with Company, “Borrowers”), certain Subsidiaries of Company, as Guarantors, the Lenders party thereto from time to time, and BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined in the Credit Agreement and used, but not otherwise defined, herein being used herein as defined in the Credit Agreement).

     Pursuant to Section 2.11(c) of the Credit Agreement, Company, as Borrower Representative on behalf of Borrowers, hereby notifies the Administrative Agent that Borrowers shall be required to make a mandatory prepayment (the “Mandatory Prepayment”) of the Loans on or after June 28, 2010. Such Mandatory Prepayment shall be in the aggregate principal amount of USD 938,513,635.89. Assuming no Lender opts to refuse its Pro Rata Share of the Mandatory Prepayment, the Mandatory Prepayment shall be applied, in accordance with Section 2.11(b) of the Credit Agreement, to the Loans as follows:

Initial Term Loans (Tranche 1A)	Payment Premium = USD 5,005,406.06
Accrued Interest[1] = USD 1,265,255.42
Principal Prepayment Amount = USD 250,270,302.91
Total Payment = USD 256,540,964.38

New Term Loans (Tranche 1B)	Payment Premium = USD 2,502,703.03
Accrued Interest[1] = USD 632,627.71
Principal Prepayment Amount = USD 125,135,151.45
Total Payment = USD 128,270,482.19

Tranche 2 Term Loans	Accrued Interest[1] = USD 2,080,371.89
Principal Prepayment Amount = USD 563,108,181.54
Total Payment = USD 565,188,553.43

     THIS NOTICE CONSTITUTES A NOTICE TO THE ADMINISTRATIVE AGENT OF A WAIVABLE PREPAYMENT UNDER SECTION 2.11(c) OF THE CREDIT AGREEMENT.

1 Accrued interest is calculated assuming that the Mandatory Prepayment occurs on June 28, 2010. To the extent that the Mandatory Prepayment occurs after such date, interest will continue to accrue on the Loans being prepaid to the date of the Mandatory Prepayment in accordance with the terms of the Credit Agreement.

Date: June 23, 2010	CIT GROUP INC.,
as Borrower Representative

By: /s/ Glenn A. Votek
Name: Glenn A. Votek
Title: Executive Vice President & Treasurer